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                                  EXHIBIT 11.1


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                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

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                                                  YEARS ENDED MARCH 31,
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                                              1996         1995          1994
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Net Income (Loss)                            $13,582      ($11,084)     $15,665
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Weighted average common shares outstanding     9,495         8,835        9,940
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Dilutive effect of stock options                 430            --          347
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Weighted average shares outstanding            9,925         8,835       10,287
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Net income (Loss) per share                    $1.37        ($1.25)       $1.52
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